                                                                  EXHIBIT 10.100

                                                                         DRAFT
                                                                        12/22/99





                                   $30,000,000

                      SENIOR SUBORDINATED CREDIT AGREEMENT


                         Dated as of December -29, 1999


                                      Among


                            EAST COAST POWER L.L.C.,

                                  as Borrower,


                             BANK OF AMERICA, N.A.,

                               as Initial Lender,

                                       and

                             BANK OF AMERICA, N.A.,

                                    as Agent

                                TABLE OF CONTENTS


Section                                                                                                        Page
-------                                                                                                        ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  Certain Defined Terms......................................................................................1
1.02.  Computation of Time Periods................................................................................1
1.03.  Accounting Terms...........................................................................................1
1.04.  Best Knowledge.............................................................................................1

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
2.01.  The Advances...............................................................................................2
2.02.  Making the Advances........................................................................................2
2.03.  Repayment of Advances......................................................................................3
2.04.  Termination or Reduction of the Commitments................................................................3
2.05.  Prepayments, Etc...........................................................................................3
2.06.  Interest...................................................................................................4
2.07.  Fees.......................................................................................................6
2.08.  Conversion of Advances.....................................................................................7
2.09.  Increased Costs, Etc.......................................................................................7
2.10.  Payments and Computations..................................................................................9
2.11.  Taxes.....................................................................................................10
2.12.  Sharing of Payments, Etc.  ...............................................................................13
2.13.  Use of Proceeds...........................................................................................13
2.14.  Mandatory Assignment by a Lender; Mitigation..............................................................13

                                   ARTICLE III

                              CONDITIONS PRECEDENT
3.01.  Conditions Precedent to Initial Borrowing.................................................................14
3.02.  Conditions Precedent to Each Borrowing....................................................................18
3.03.  Conditions Precedent to Extension of Maturity Date........................................................18
3.04.  Determinations Under Sections 3.01, 3.02 and 3.03.........................................................20

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
4.01.  Representations and Warranties............................................................................20

                                    ARTICLE V

                                    COVENANTS
5.01.  Covenants.................................................................................................27
5.02.  Additional Covenants if Maturity Date Is Extended.........................................................28

                                   ARTICLE VI

                                EVENTS OF DEFAULT
6.01.  Events of Default.........................................................................................30

                                   ARTICLE VII

                                   THE AGENT
7.01.  Authorization and Action..................................................................................34
7.02.  Agents' Reliance, Etc.....................................................................................34
7.03.  Bank of America and Affiliates............................................................................35
7.04.  Lender Credit Decision....................................................................................36
7.05.  Indemnification...........................................................................................36
7.06.  Successor Agents..........................................................................................37

                                  ARTICLE VIII

                            SUBORDINATION PROVISIONS
8.01.  Subordinated Debt Subordinated to Senior Debt.............................................................37
8.02.  Borrower Not to Make Payments with Respect to Subordinated Debt in Certain Circumstances................................................................................38
8.03.  Subordinated Debt Subordinated to Prior Payment of All Senior Debt
         on Dissolution, Liquidation or Reorganization for the Benefit of
         Creditors of Borrower...................................................................................38
8.04.  Lenders to be Subrogated to Rights of Holders of Senior Debt..............................................39
8.05.  Subordinated Debt Unconditional...........................................................................40
8.06.  Subordination Rights Not Impaired by Acts or Omissions of Borrower or
         Holders of Senior Debt..................................................................................40
8.07.  Article Not to Prevent Events of Default..................................................................41
8.08.  Other Provisions Subject Hereto...........................................................................41

                                   ARTICLE IX

                                  MISCELLANEOUS
9.01.  Amendments, Etc...........................................................................................41
9.02.  Notices, Etc..............................................................................................42
9.03.  No Waiver; Remedies.......................................................................................42

9.04.  Costs and Expenses........................................................................................42
9.05.  Right of Set-off..........................................................................................44
9.06.  Binding Effect............................................................................................45
9.07.  Assignments and Participations............................................................................45
9.08.  Execution in Counterparts.................................................................................48
9.09.  Confidentiality...........................................................................................48
9.10.  Severability..............................................................................................49
9.11.  Governing Law; Entire Agreement...........................................................................49


Annex A             -  Definitions


                                    SCHEDULES

Schedule I          -  Commitments and Applicable Lending Offices
Schedule 4.01(b)    -  Subsidiaries
Schedule 4.01(x)    -  Existing Debt
Schedule 4.01(y)    -  Material Contracts
Schedule 4.01(z)    -  Investments

                                    EXHIBITS


Exhibit A           -  Form of Note
Exhibit B           -  Form of Notice of Borrowing
Exhibit C           -  Form of Assignment and Acceptance
Exhibit D           -  Form of Annual Operating Budget
Exhibit E-1         -  Form of Opinion of ENA In-House Counsel
Exhibit E-2         -  Form of Opinion of Vinson & Elkins

                                                                  EXHIBIT 10.100

                      SENIOR SUBORDINATED CREDIT AGREEMENT


                  SENIOR SUBORDINATED CREDIT AGREEMENT dated as of December 29, 1999, among (a) EAST COAST POWER L.L.C., a limited liability company organized under the laws of Delaware (the "Borrower"), (b) BANK OF AMERICA, N.A. ("Bank of America"), as initial lender (the "Initial Lender"), and (c) BANK OF AMERICA, as agent (together with any successor appointed pursuant to Article VII, the "Agent") for the Lenders (as defined in Annex A hereto).

PRELIMINARY STATEMENTS:

                  The Borrower has requested that the Lenders make a senior subordinated credit facility available to the Borrower in the amount of $30,000,000 for the purposes outlined herein, and the Lenders have indicated their willingness to extend such facility to the Borrower on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement (including the schedules and exhibits hereto), unless otherwise defined herein, the terms used herein have the meanings specified in Annex A hereto.

                  SECTION 1.02. Computation of Time Periods. In this Agreement and the Notes in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                  SECTION 1.04. Best Knowledge. In this Agreement, any reference to the "best knowledge" of any Person shall mean the complete knowledge of such Person or of each Responsible Officer of such Person, as the case may be, after due inquiry, in good faith and with its full abilities and attention.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, an "Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date, in an amount for each such Advance not to exceed such Lender's Unused Commitment at such time. Each Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances made simultaneously by the Lenders ratably according to their Unused Commitments. Within the limits of each Lender's Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

                  SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of such proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of such proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Such notice of a Borrowing (the "Notice of Borrowing") shall be in writing or by telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) aggregate amount of such Borrowing, (iii) Type of Advances comprising such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (Charlotte, North Carolina time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower in the amount set forth in the Notice of Borrowing by transferring such funds as directed by the Borrower to the Agent in writing.

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in any Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of the related Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of such Borrowing.

                  SECTION 2.03. Repayment of Advances. (a) On the Maturity Date, the Borrower shall repay to the Agent for the ratable account of the Lenders the aggregate principal amount of the Advances outstanding on such date, together with all accrued and unpaid interest on such principal amount and all fees, expenses and other amounts owing hereunder and under the Notes.

                  (b) Subject to the satisfaction of each of the terms and conditions set forth in Section 3.03, the Maturity Date shall automatically be extended from the Initial Maturity Date to the Extended Maturity Date. The Agent shall promptly notify each of the Lenders of such extension of the Maturity Date.

                  SECTION 2.04. Termination or Reduction of the Commitments. The Borrower may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the Unused Commitments; provided, however, that each partial reduction of the Unused Commitments (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments.

                  SECTION 2.05. Prepayments, Etc. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances to it in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

                  (b) Mandatory. (i) The Borrower shall, on the date of receipt by it of Net Proceeds from the issuance by the Borrower of the Refinancing Securities, prepay an aggregate principal amount of the outstanding Advances equal to the lesser of (A) the aggregate outstanding principal amount of the Advances (plus all amounts payable pursuant to clause (iii) of this Section 2.05(b) and all fees, expenses, costs, indemnification payments and all other amounts payable hereunder) and (B) the aggregate amount of such Net Proceeds.

                  (ii) In the event that the Maturity Date shall be extended pursuant to Section 3.03, the Borrower shall, on the final Business Day of September, 2000, prepay an aggregate principal amount of the outstanding Advances equal to the lesser of (A) the aggregate outstanding principal amount of the Advances (plus all amounts payable pursuant to clause (iii) of this Section 2.05(b) and all fees, expenses, costs, indemnification payments and all other amounts payable hereunder) and (B) the aggregate amount of Available Cash of the Borrower for the period from the Initial Maturity Date through such final Business Day of September, 2000.

                  (iii) All prepayments under this Section 2.05(b) shall be made together with (A) all accrued interest to the date of such prepayment on the principal amount prepaid and (B) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, any amounts owing pursuant to Section 9.04(c).

                  (iv) All prepayments under this Section 2.05(b) shall be applied first to pay fees, expenses, costs, indemnification payments and all other amounts (other than principal and interest) payable hereunder, second to pay interest and third to prepay the outstanding principal of the Advances.

                  SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin for such Advance, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin for such Advance, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  (c) Information from Reference Banks. (i) Each Reference Bank shall furnish to the Agent timely information for the purpose of determining each Eurodollar Rate for which such information is required under clause (c) of the definition of "Eurodollar Rate". If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                  (ii) If fewer than two Reference Banks are able to furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances for which such information is required under clause (c) of the definition of "Eurodollar Rate",

                  (A) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                  (B) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (C) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (d) Notice of Interest Period and Interest Rate. Promptly after receipt of the Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.08 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Agent for purposes of clause (a)(i) or (ii) above, as applicable, and, if required under clause (c) of the definition of "Eurodollar Rate", the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.

                  (e) Adjustments to Applicable Margins. In the event that the syndication of the Advances contemplated by Section 5.01(c) cannot be achieved in a manner satisfactory to the Agent and the Arranger on the terms set forth herein, the Agent may, in consultation with the Borrower, adjust the Applicable Margin for any of the Advances and/or the applicable fees described in the Fee Letter if the Agent and the Arranger determine that such adjustments are advisable to ensure a successful syndication of the Advances or an optimal credit structure of the Advances; provided that (i) the aggregate amount of the Advances shall remain unchanged, (ii) no such adjustments shall cause the Borrower to be in default under the Indenture and (iii) Section 6.01 and
Article III of this Agreement shall remain unchanged and (iv) such adjustments may not be made on more than one occasion. If the Agent and the Arranger determine to make any such change in the Applicable Margin for any Advances and/or any of the applicable fees described in the Fee Letter, the Agent shall give notice to the Borrower of the adjusted Applicable Margin for such Advances and/or of such adjusted fees, and, from and after the date of such notice, (i) the Applicable Margin for such Advances shall be equal to such adjusted Applicable Margin and (ii) the applicable fees payable under the Fee Letter shall be equal to such adjusted fees.

                  SECTION 2.07. Fees. (a) Commitment Fee. The Borrower shall pay to the Agent for the account of the Lenders a commitment fee, from the date hereof in the case of the Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last Business Day of March, 2000, and on the Termination Date, at the rate of 1/2 of 1% per annum on the average daily Unused Commitment of such Lender.

                  (b) Other Fees. The Borrower shall pay, or cause to be paid to the Agent and the Arranger, all of the nonrefundable fees set forth in the Fee Letter in accordance with the terms thereof and shall observe and perform all of the other terms and conditions thereof. The Obligation of the Borrower to pay the fees set forth in the Fee Letter shall not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute that the Borrower may have with any Lender, the Agent or the Arranger. Neither the Borrower nor the Agent shall disclose the matters contained in the Fee Letter to any Person other than their respective accountants, attorneys and other advisors, and then only in connection with the transactions contemplated herein and on a confidential basis, except for such disclosure of the aggregate amount of fees payable pursuant thereto as the Borrower or the Agent is required by applicable law, in the reasonable opinion of its counsel, to make.

                  SECTION 2.08. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.06 and 2.09, Convert all or any portion of the Advances of one Type into Advances of the other Type; provided, however, that (i) any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, (ii) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $5,000,000 and (iii) each Conversion of Advances shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (A) the date of such Conversion and (B) the Advances to be Converted. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to an amount that, when divided by the number of Lenders on such date, is less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) Upon the occurrence and during the continuance of any Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(B) the obligation of the Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended.

                  SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation by any Governmental Authority, central bank or comparable entity or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority that becomes effective or is made after the date of this Agreement (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.09 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section
2.11 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has either of its Applicable Lending Offices or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. No Lender shall be permitted to recover any such costs to the extent such costs were incurred or accrued more than 60 days after such Lender first obtains knowledge of the incurrence or accrual of such costs.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline, directive or request from any central bank or other Governmental Authority, or any change therein or in the implementation, administration or enforcement thereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender (or either of the Applicable Lending Offices of such Lender) or any Person controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type (taking into account such Lender's or such Person's policies with respect to capital adequacy), then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate in reasonable detail as to such amounts and the basis therefor submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error. No Lender shall be permitted to recover any such amount to the extent such amount was incurred or accrued more than 60 days after such Lender first obtains knowledge of the incurrence or accrual of such costs.

                  (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

                  SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to

Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Eurodollar Rate and of all fees shall be made by the Agent on the basis of a year of 360 days (and, with respect to interest based on the Base Rate, a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder or under the Notes that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.11. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any and all present or future stamp, documentary taxes, excise taxes and any other property or similar taxes or charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.11) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of the Initial Lender and on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower or Agent (but only so long thereafter as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender that has certified in writing to the Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender delivers a form W-8, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender providing a form W-8, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (d) above (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (d) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment.

                  (g) If any Lender determines, in its sole discretion, that it has finally and irrevocably realized, by reason of a refund of any Taxes that have been paid or reimbursed by the Borrower pursuant to Section 2.11(a) or 2.11(c) in respect of payments under this Agreement or any Note or credit in respect of such Taxes against any tax payable by it, a current monetary benefit that it would otherwise not have obtained and that would result in the total payments made under this Section 2.11 exceeding that amount needed to make such Lender whole, such Lender shall, to the extent that it determines in its sole discretion that it can do so without prejudice to the retention of the amount of such refund or credit, pay to the Borrower following actual realization of such benefit and without any interest thereon, an amount equal to the lesser of (i) the amount of such benefit and

(ii) the amount of such excess, in each case after deducting therefrom all out-of-pocket expenses incurred by or on behalf of such Lender in securing such refund or credit; provided that the Borrower agrees, upon the request of such Lender, to return the amount of such refund or credit to such Lender, together with the amount of all additional out-of-pocket expenses, penalties, interest or other charges in respect thereof, if such Lender is required to repay or otherwise loses the benefit of such refund or credit. Nothing in this Section 2.11(g) shall be construed to interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or require any Lender to claim any refund or credit, or to require any Lender to make available to the Borrower any of its tax returns or any other information relating to its Taxes that it deems to be confidential.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full of the Notes and all other Obligations of the Borrower hereunder.

                  SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.13. Use of Proceeds. The proceeds of the Advances shall be used (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries and to pay fees and expenses payable by the Borrower under this Agreement.

                  SECTION 2.14. Mandatory Assignment by a Lender; Mitigation. If any Lender requests from the Borrower either reimbursement for increased costs pursuant to Section 2.09 or payment of or reimbursement for Taxes pursuant to
Section 2.11, or if any Lender notifies the Agent that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations hereunder pursuant to Section 2.09(d), (a) such Lender will, upon three Business Days' notice by the Borrower to such Lender and the Agent, to the extent not inconsistent with such Lender's internal policies and applicable legal and regulatory restrictions, use reasonable efforts to make, fund or maintain its Eurodollar Rate Advances through another Eurodollar Lending Office of such Lender if (i) as a result thereof the additional amounts required to be paid pursuant to Section 2.09 or 2.11, as applicable, in respect of such Eurodollar Rate Advances would be eliminated or reduced or the provisions of Section 2.09(d) would not apply to such Lender, as applicable, and (ii) as determined by such Lender in good faith but in its sole discretion, the making or maintaining of such Eurodollar Rate Advances through such other Eurodollar Lending Office would not be otherwise disadvantageous to such Lender, and (b) unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating such obligation to pay such additional amounts or the circumstances described in Section 2.09(d), the Borrower may designate an Eligible Assignee to purchase for cash (pursuant to an Assignment and Acceptance) all, but not less than all, of the Advances then owing to such Lender and all, but not less than all, of such Lender's rights and obligations hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each such Advance then owing to such Lender plus any accrued but unpaid interest thereon and any accrued but unpaid fees owing thereto and, in addition, (A) all additional costs reimbursements, expense reimbursements and indemnities, if any, owing in respect of the Advances owed to such Lender hereunder, and all other accrued and unpaid amounts owing to such Lender hereunder, at such time shall be paid to such Lender and (B) the applicable processing and recordation fee under Section 9.07(a) for such assignment shall have been paid.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent concurrently with such Borrowing and on or prior to December 31, 1999:

                  (a) The Lenders shall be satisfied with the legal structure and capitalization of the Borrower, including the terms and conditions of the charter and bylaws (or equivalent constitutive or governing documents) of, and each class of Equity Interest in, the Borrower and of each agreement or instrument relating to such structure or capitalization.

                  (b) There shall have occurred (i) no Material Adverse Change nor (ii) any other event that would reasonably be expected to have a Material Adverse Effect, in each case since September 30, 1999.

                  (c) Since December 7, 1999 there shall have occurred no material adverse change in the market for syndicated bank credit facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent and the Arranger in their sole discretion.

                  (d) Since December 7, 1999, there shall have occurred no change in any Requirement of Law or in the administration or interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof which would reasonably be expected to subject the Borrower or any of its Subsidiaries to any governmental regulation that would reasonably be expected to have a Material Adverse Effect.

                  (e) There shall exist no action, suit, investigation, litigation or proceeding of any kind pending or threatened before any court, Governmental Authority or arbitrator (including, without limitation, any Environmental Action) affecting the Borrower or any of its Subsidiaries or any of the Facilities that (i) would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note.

                  (f) The Borrower shall have paid (or shall pay contemporaneously with such Borrowing) all accrued fees and expenses of the Agent, the Arranger and the Lenders (including the accrued fees and expenses of counsel to the Agent and the Arranger).

                  (g) The Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                           (i) The Notes payable to the order of the Lenders.

                           (ii) Certified copies of the consents of the Class A
                  Members of the Borrower approving or delegating authority to approve the First Amendment, this Agreement and the Notes, and of all documents evidencing other necessary action and governmental and other third party approvals and consents, if any, with respect to this Agreement and the Notes.

                           (iii) A copy of a certificate of the Secretary of
                  State of the jurisdiction of organization of the Borrower, dated reasonably near the date of such Borrowing, certifying
                  (A) as to a true and correct copy of the charter (or the equivalent constitutive or governing documents) of the Borrower and each amendment thereto on file in such Secretary's office and (B) that (x) such amendments are the only amendments to the Borrower's charter (or such equivalent documents) on file in such Secretary's office, (y) the Borrower has paid all franchise taxes to the date of such certificate and (z) the Borrower is duly organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

                           (iv) A copy of a certificate in respect of the
                  Borrower and each of its Subsidiaries (except Empire Energy Supply L.L.C.), from the office of the Secretary of State of the State of New Jersey, dated reasonably near the date of the Borrowing, certifying that each such Person is duly qualified and in good standing as a foreign corporation or other entity in such State and has filed all annual reports required to be filed to the date of such certificate.

                           (v) A certificate of the Borrower, signed on behalf
                  of the Borrower by a Responsible Officer thereof, dated the date of such Borrowing (the statements made in which certificate shall be true on and as of the date of such Borrowing), certifying as to (A) the absence of any amendments to the charter (or the equivalent organizational or constitutive documents) of the Borrower since the date of the certification referred to in Section 3.01(g)(iii), a copy of which shall be attached to such certificate, (B) a true and correct copy of the bylaws (or the equivalent organizational documents) of the Borrower as in effect on the date of such Borrowing, a copy of which shall be attached to such certificate, (C) the due organization and good standing of the Borrower and the absence of any proceeding for the dissolution, winding-up or liquidation (or any equivalent thereof) of the Borrower or any of its Subsidiaries and (D) the names and true signatures of the officers or representatives of the Borrower authorized to sign this Agreement and the Notes and the other certificates and documents to be delivered hereunder and thereunder.

                           (vi) A certificate of the Borrower, signed on behalf
                  of the Borrower by a Responsible Officer thereof, dated the date of such Borrowing (the statements made in which certificate shall be true on and as of the date of the Borrowing), certifying that:

                                    (A) all of the representations and
                           warranties of the Borrower contained in this Agreement or which are contained in any certificate, document or financial or other statement furnished hereunder or in connection herewith, shall be true and correct in all material respects on and as of the date of the initial Borrowing, before and after giving effect to such

                           Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date), and

                                    (B) no event has occurred and is continuing,
                           or would result from the initial Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                           (vii) (A) Certified copies of the most recently
                  completed audited financial statements of the Borrower prior to the date of the initial Borrowing, together with the opinion of the Borrower's certified public accountants of recognized standing delivered in connection with such financial statements (which opinion shall include any qualifications to such financial statements issued by such accountants), and the most recently completed interim financial statements of the Borrower, and (B) such other financial, business and other information regarding the Borrower, each Subsidiary of the Borrower and each of the Facilities as the Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the initial Borrowing), and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the initial Borrowing.

                           (viii) A certified copy of the Annual Operating
                  Budget of the Borrower and its Subsidiaries for fiscal year 2000.

                           (ix) A copy of the Fee Letter, duly executed by each
                  of the parties thereto.

                           (x) A favorable opinion of counsel to ENA in
                  substantially the form of Exhibit E-1 hereto and as to such other matters as any Lender through the Agent may reasonably request.

                           (xi) A favorable opinion of Vinson & Elkins L.L.P.,
                  counsel to the Borrower, in substantially the form of Exhibit E-2 hereto and as to such other matters as any Lender through the Agent may reasonably request.

                           (xii) A favorable opinion of Shearman & Sterling,
                  counsel for the Agent, in form and substance satisfactory to the Agent.

                           (xiii) Such other approvals, opinions or documents as
                  any Lender through the Agent may reasonably request.

                  SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

                  (i) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date); and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Extension of Maturity Date. The extension of the Maturity Date from the Initial Maturity Date to the Extended Maturity Date pursuant to Section 2.03(b) shall be subject to the satisfaction of the following conditions precedent concurrently with such extension of the Maturity Date:

                  (a) The Borrower shall have paid all accrued fees and expenses of the Agent, the Arranger and the Lenders (including fees and expenses of counsel for the Agent and the Arranger) payable under or in connection with the Fee Letter or this Agreement.

                  (b) Since the date of the initial Borrowing, there shall have occurred no change in any Requirement of Law or in the administration or interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof which would reasonably be expected (i) to render such extension of the Maturity Date illegal or
         (ii) to subject the Borrower, any Subsidiary of the Borrower or any of the Facilities to any governmental regulation in connection therewith that would reasonably be expected to have a Material Adverse Effect.

                  (c) All Governmental Authorizations and third party consents and approvals necessary in connection with the extension of the Maturity Date shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the extension of the Maturity Date or the rights of the Borrower or any of its Subsidiaries freely to transfer or otherwise dispose of any properties now owned or hereafter acquired by any of them.

                  (d) There shall exist no action, suit, investigation, litigation or proceeding of any kind pending or threatened before any court, Governmental Authority or arbitrator (including, without limitation, any Environmental Action) affecting the Borrower, any Subsidiary of the Borrower or any of the Facilities that (i) would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the Notes or such extension of the Maturity Date.

                  (e) Each of the following statements shall be true and the Agent shall have received on or before the date of the extension of the Maturity Date, a certificate of the Borrower, signed on behalf of the Borrower by a Responsible Officer thereof, dated the Initial Maturity Date (the statements made in which certificate shall be true on and as of such date) certifying that (and the giving of such certificate shall constitute a representation and warranty by the Borrower that both on and as of the date of the extension of the Maturity Date) the following statements are true:

                           (i) all of the representations and warranties of the
                  Borrower contained in this Agreement (other than those contained in the final sentence of Section 4.01(g) hereof, the first sentence of Section 4.01(h) hereof and in Section 4.01(cc) hereof), or which are contained in any certificate, document or financial or other statement furnished hereunder or in connection herewith, shall be true and correct in all material respects on and as of the date of the extension of the Maturity Date, before and after giving effect to such extension, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the extension of the Maturity Date, in which case as of such specific date);

                           (ii) since September 30, 1999 there has been no
                  Material Adverse Change;

                           (iii) neither any information memorandum prepared
                  after the date of the initial Borrowing in connection with the syndication of the Advances, nor any representation, warranty or other statement made after the date of the initial Borrowing by the Borrower or any Subsidiary of the Borrower in this Agreement, or in any certificate, statement, exhibit or report furnished after the date of the initial Borrowing to the Agent, the Arranger or any Lender by or on behalf of such Person pursuant to the terms of or in connection with the negotiation of this Agreement or in connection with the syndication of the Advances, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; and

                           (iv) no event has occurred and is continuing, or
                  would result from the extension of the Maturity Date, that constitutes a Default.

                  SECTION 3.04. Determinations Under Sections 3.01, 3.02 and
3.03. For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02 and 3.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to such Borrowing or the extension of the Maturity Date, as the case may be, specifying its objection thereto, and, in the case of any Borrowing, such Lender shall not have made available to the Agent such Lender's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties. The Borrower represents and warrants as follows:

                  (a) The Borrower and each of its Subsidiaries (i) is a Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly authorized or licensed (A) in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to have a Material Adverse Effect and (B) in the State of New Jersey, and (iii) has all requisite power (corporate, partnership or otherwise) and authority (including, without limitation, all material Governmental Authorizations, licenses, permits and other approvals) (A) to own or hold under lease and to operate all of its property and assets, (B) to carry on its business as now conducted and as proposed to be conducted and (C) in the case of the Borrower, to execute, deliver and perform all of its Obligations under this Agreement and the Notes. All of the outstanding Equity Interests in the Borrower has been validly issued, is fully paid and non-assessable and is owned by East Coast Power Holding Company, LLC, JEDI II, CalPERS and Mesquite Investors L.L.C.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares or units of each class of its Equity Interests authorized and the number outstanding (if applicable) on the date hereof, the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Subsidiary, and the number of shares or units covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in the Borrower's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by the Borrower or one or more of its Subsidiaries.

                  (c) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not or will not:

                           (i) contravene the Borrower's charter or bylaws (or
                  similar constitutive or governing documents),

                           (ii) violate any Requirement of Law binding on or
                  applicable to the Borrower or any of its Subsidiaries or any of their respective properties or assets or any of the Facilities (including, without limitation, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, Regulation X of the Board of Governors of the Federal Reserve System, the Investment Company Act of 1940, as amended, PUHCA, PURPA, and the rules and regulations promulgated by FERC and each applicable state regulatory authority),

                           (iii) conflict with or result in the breach of, or
                  constitute a default under any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their respective properties or assets or any of the Facilities, or

                           (iv) result in or require the creation or imposition
                  of any Lien upon or with respect to any of the assets or properties of the Borrower, any of its Subsidiaries or any of the Facilities.

         Neither the Borrower nor any of its Subsidiaries is in violation of any such Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would reasonably be expected to have a Material Adverse Effect.

                  (d) No authorization, approval, consent or other action by, and no notice to or registration, recording or filing with, any Governmental Authority or any other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or the Notes, except for the consents of the Borrower's Class A Members, which have been duly obtained, taken, given or made and are in full force and effect.

                  (e) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (f) There is no action, suit, investigation, litigation or proceeding of any kind pending or threatened before any court, Governmental Authority or arbitrator (including, without limitation, any Environmental Action) affecting the Borrower, any of its Subsidiaries or any of the Facilities that (i) would reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note, and there has been no material adverse change in the status, or financial effect on the Borrower, any of its Subsidiaries or any of the Facilities of the Disclosed Litigation since December 15, 1999.

                  (g) The financial statements delivered to the Lenders pursuant to Section 3.01(g)(vii), together in each case with the related certified public accountants audit opinions, true and complete copies of which have been furnished to each Lender, represent in each case the most recently completed audited annual and unaudited interim financial statements of the Borrower and each of its Subsidiaries and fairly present, subject, in the case of such interim financial statements, to normal year-end adjustments, the financial condition and results of operations and changes in financial position of the Borrower and each such Subsidiary as at the dates and for the periods indicated therein, all in accordance with GAAP applied on a consistent basis. Since September 30, 1999, there has been no Material Adverse Change.

                  (h) No representation, warranty or other statement made by the Borrower in this Agreement, or in any certificate, statement, exhibit or report furnished to the Agent, the Arranger or any Lender by or on behalf of the Borrower pursuant to the terms of or in connection with the negotiation of this Agreement contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts or circumstances known to the Borrower or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and which have not been disclosed to the Arranger, the Agent and the Lenders.

                  (i) The Borrower and each of its Subsidiaries is the legal and beneficial owner of, and has good and marketable title to (subject to the restrictions on transfer of ownership set forth in the Related Documents), or a valid and enforceable leasehold interests in or easement on, all of its property and assets comprising part of any of the Facilities (including, without limitation, works in progress at the location of any of the Facilities) and all of their other material property and assets, free and clear of all Liens, except for Liens that are permitted to be incurred or to exist under Section 5.01(a).

                  (j) Neither the Borrower nor any of its Subsidiaries has conducted any business or engaged in any activities other than (i) the business of, and activities related to, the development, construction, operation and maintenance of the Facilities or (ii) businesses and activities otherwise permitted hereunder.

                  (k) The Borrower, each of its Subsidiaries and each of the Facilities is in compliance with all applicable Requirements of Law, except to the extent the failure to comply therewith would not be reasonably expected to have a Material Adverse Effect.

                  (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (m) Neither the Borrower, any of its Subsidiaries nor any of their respective ERISA Affiliates has any Plans, Multiemployer Plans or Welfare Plans.

                  (n) Neither the business nor the properties of the Borrower, any of its Subsidiaries or any of the Facilities are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect.

                  (o) The operations and properties of the Borrower, each of its Subsidiaries and each of the Facilities comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and no circumstances exist that would reasonably be expected to
         (i) form the basis of an Environmental Action against the Borrower, any of its Subsidiaries, any of their properties or any of the Facilities that would reasonably be expected to have a Material Adverse Effect or
         (ii) other than generally applicable provisions of ISRA, cause any such property or Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (p) None of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries (including, without limitation, the Facilities) is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list (including, without limitation, the New Jersey Compensation and Control Act, N.J. Stat.

         Ann. 58: 10-23.11 et seq.); there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Borrower or any of its Subsidiaries (including, without limitation, the Facilities) or, to the best of its knowledge, on any property formerly owned or operated by any Subsidiary of the Borrower (including, without limitation, the Facilities) in any manner that could reasonably be expected to have a Material Adverse Effect; there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of its Subsidiaries (including, without limitation, the Facilities) that in its present condition requires removal or other remedial action under applicable Environmental Laws; and Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by the Borrower or any of its Subsidiaries (including, without limitation, the Facilities).

                  (q) Neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation (including, without limitation, the Facilities), either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except for such investigations, assessments or remedial or response actions the existence of which would not reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by the Borrower, any of its Subsidiaries or any of the Facilities have been disposed of in a manner not reasonably expected to result in material liability to the Borrower, any of its Subsidiaries or any of the Facilities.

                  (r) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably be expected to have a Material Adverse Effect.

                  (s) The Borrower and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (t) Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (u) Other than NJ Venture, Linden Venture and Camden Cogen, each of which is regulated under the Federal Power Act to the extent provided in 18 C.F.R. ' 292.601(c), neither the Borrower nor any of its Subsidiaries is, by reason of its ownership of any of the Facilities or the operation thereof by it or any such Subsidiary, (i) subject to regulation as a "public utility" under the Federal Power Act, an "electric corporation" under New York law, or a "public utility" under New Jersey law, or (ii) subject to regulation by the Securities and Exchange Commission as a "holding company" or a "subsidiary company" of a "holding company" under PUHCA; each of NJ Venture, Linden Venture and Camden Cogen is exempt from all applicable state law or regulation respecting the rates of "electric utilities" and the financial and organizational regulation of "electric utilities," as such term is used in 18 C.F.R. ' 292.602(c).

                  (v) Neither the Agent, the Arranger nor any Lender will, solely by reason of (i) the ownership and operation of the Facilities by the owners thereof or (ii) the making of the Advances hereunder, (A) be subject to regulation as a "public utility" under the Federal Power Act, an "electric corporation" under New York law, or a "public utility" under New Jersey law, or (B) be subject to regulation by the Securities and Exchange Commission as a "holding company" or a "subsidiary company" of a "holding company" under PUHCA.

                  (w) Each Facility (i) is a Qualifying Facility, (ii) is eligible for the benefit of the exemptions provided by 18 C.F.R. "
         292.601 and 292.602 and (iii) is exempt from all regulation under PUHCA (other than those regulations applicable to Qualifying Facilities) and the New Jersey Department of Public Utilities Act of 1948, as amended; and JEDI II and each of its Subsidiaries satisfy the ownership criteria for a cogeneration facility set forth in 18 C.F.R ' 292.203(b).

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Debt of the Borrower and its Subsidiaries (the "Existing Debt"), showing as of the date hereof the principal amount outstanding thereunder.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

                  (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Investments of the Borrower and its Subsidiaries (other than Investments by the Borrower or any of its Subsidiaries in any of their respective Subsidiaries), showing as of the date hereof, the amount, obligor or issuer and maturity, if any, thereof.

                  (aa) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Related Document to which it is a party in any respect which could reasonably be expected to (i) have a Material Adverse Effect or (ii) materially adversely affect the ability of the Borrower or any of its Subsidiaries to perform its obligations under this Agreement, any Note or any Related Document to which it is a party. No notice of default has been given to the Borrower or any of its Subsidiaries under any of the Related Documents to which it is a party. To the best knowledge of the Borrower, no default or incipient default exists under any of the Related Documents that would reasonably be expected to have a Material Adverse Effect. Each Power Purchase Agreement is in full force and effect and no default or incipient default has occurred thereunder. No Event of Loss has occurred.

                  (bb) The Borrower has (i) as of the date hereof, initiated a review and assessment of all material areas within its and each of its Subsidiaries' business and operations (including those affected by major suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or any of their respective major suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) as of the date hereof, developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with that timetable. All computer applications (including, to the Borrower's best knowledge based on such review and assessment to date, those of major domestic suppliers, vendors and customers) that are material to any of the business and operations of the Borrower or any of its Subsidiaries are, as of the date hereof, reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Covenants. So long as any Lender shall have any Commitment or any Advance shall remain unpaid:

                  (a) The Borrower will comply, and cause each of its Subsidiaries to comply, (i) with each covenant set forth in Sections 801, 1004, 1005, 1006, 1007, 1008, 1009, 1013, 1014, 1016, 1018, 1019,
         1020 and 1021 of the Indenture and (ii) through the Initial Maturity Date, with the covenant set forth in Section 1012 of the Indenture, in each case as the Indenture is in effect on the date hereof, without giving effect to any amendment, termination or waiver thereof, unless the Lenders shall otherwise consent in writing. Each such covenant and the terms defined in the Indenture and used in such covenants are incorporated by reference in this Agreement as fully as if set forth in full herein; provided, however, that each of the terms "Default", "Event of Default", "Material Adverse Effect", "Notes" and "Responsible Officer", as used in such covenants, shall have the meaning set forth in this Credit Agreement rather than the meaning set forth in the Indenture for purposes of such covenants as incorporated herein; and provided, further, that each of the terms "Company", "Indenture" and "Trustee", as used in such covenants, shall mean "Borrower", "Credit Agreement" and "Agent", respectively, for purposes of such covenants as incorporated herein.

                  (b) Debt. The Borrower will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                           (i)      Debt under this Agreement and the Notes;

                           (ii)     the Existing Debt;

                           (iii) Debt in respect of hedging transactions to the
                  extent permitted under the Indenture; and

                           (iv) Debt incurred by NJ Venture from time to time
                  under a revolving credit facility with Southwest Bank of Texas so long as the aggregate principal amount of such Debt outstanding at any time does not exceed $5,000,000.

                  (c) Syndication. (i) The Borrower will actively assist, and cause each of its Subsidiaries to actively assist, the Agent and the Arranger in syndicating the Advances to one or more Eligible Assignees, such assistance to include, without limitation: (A) providing, and causing each of its Subsidiaries and their respective advisors to provide, the Agent, the Arranger and the Lenders upon request with all information reasonably deemed necessary by the Agent or the Arranger to complete the syndication of the Advances, (B) assisting the Agent and the Arranger, upon their reasonable request, in the preparation of an Information Memorandum to be used in connection with the syndication of the Advances and (C) otherwise assisting the Agent and the Arranger in their syndication efforts, including by making available officers and advisors of the Borrower and its Subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Borrower, its Subsidiaries and the Facilities, as appropriate, at a meeting or meetings of prospective Lenders; and (ii) until the termination of the general syndication of the Advances (as determined by the Arranger in its sole discretion), (x) subject to the provisions of clause (y) below, the Borrower will work, and cause each of its Subsidiaries to work, with the Agent and the Arranger in coordinating the syndication (including the timing of such syndication) of the Advances with similar syndications and issuances (or proposed syndications or issuances) by any Subsidiaries of the Borrower (including any renewals thereof) in the domestic capital or banking markets in an attempt to mitigate any actual or potential material market disruption affecting the syndication of the Advances (including the timing of such syndications) and (y) not permit any Subsidiaries of the Borrower to syndicate or issue, or attempt to syndicate or issue, any debt or equity facility (including, without limitation, the Subordinated Loan Agreement) or security (including any renewals thereof) in respect of any of the transactions contemplated herein in the domestic or international capital or banking markets.

                  (d) Use of Proceeds. The Borrower will use, and cause each of its Subsidiaries to use, the proceeds of the Advances solely as provided in Section 2.13.

                  SECTION 5.02. Additional Covenants if Maturity Date Is Extended. In the event that the Maturity Date is extended pursuant to Section
3.03 and so long thereafter as any Advance shall remain unpaid:

                  (a) Prepayments, Etc., of Debt. The Borrower will not prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in respect of, any Debt, other than (i) the prepayment of the Advances and the payment of interest and other amounts payable hereunder in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Existing Debt, (iii) regularly scheduled payments of interest on Existing Debt and (iv) required funding of reserve accounts relating to Existing Debt; or amend, modify or change in any manner any term or condition of any Existing Debt; or permit any of its Subsidiaries to do any of the foregoing, other than to prepay any Debt payable to the Borrower.

                  (b) Administrative Expenses. The Borrower will not, and will not permit any of its Subsidiaries to, pay Administrative Expenses to the extent not required to permit the Facility or Facilities owned directly or indirectly by the Borrower or such Subsidiary and the business and activities carried on in connection therewith to be conducted at all times in accordance with prudent operating practices in the electrical power production industry.

                  (c) Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures except to the extent required to make (i) repairs, additions, replacements or improvements to its properties and assets used in the conduct of its business to the extent necessary to permit the Facility or Facilities owned directly or indirectly by the Borrower or such Subsidiary and the business and activities carried on in connection therewith to be conducted at all times in accordance with prudent operating practices in the electrical power production industry and (ii) regularly scheduled payments required under that certain Agreement by and between the Borrower, as addignee of ENA, and General Electric Company dated as of February 4, 1999, as in effect on the date hereof.

                  (d) Distributions. To the extent not prohibited by the documents governing the Existing Debt or by the Partnership Agreements, the Borrower will cause each of its Subsidiaries to declare and pay cash dividends or other cash distributions in respect of its Equity Interests or repay or prepay in cash any Debt owed to, make loans or advances in cash to, or otherwise transfer cash or make a cash investment in, the Borrower or any other Subsidiary of the Borrower, in each case on or prior to the final Business Day of September, 2000, and on or prior to the Final Maturity Date, in an aggregate amount equal to the Available Cash of such Subsidiary for the period from the Initial Maturity Date through such final Business Day and for the period from such final Business Day through the Final Maturity Date, respectively.

                  (e) Restricted Payments. The Borrower will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or, except to the extent required under Section 5.02(d) and except to the extent required by the Partnership Agreements, permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or the Borrower shall fail to make any other payment under this Agreement, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by the Borrower (or any of its officers or representatives) under or in connection with this Agreement (or contained in any certificate, document, financial or other statement furnished hereunder or in connection herewith) shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, 5.01 or 5.02; or

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 Business Days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                  (e) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Person, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt or otherwise to cause such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding that is (i) instituted against it (but not instituted by it) and (ii) being diligently contested by it in good faith, either (A) such proceeding shall remain undismissed or unstayed for a period of 30 days or (B) any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate, partnership or equivalent action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) a default under any Related Document on the part of the Borrower or any Subsidiary of the Borrower shall have occurred and any applicable grace period provided therein shall have expired; or a default under any Related Document on the part of any other Person shall have occurred, any applicable grace period provided therein shall have expired and such default could reasonably be expected to have a Material Adverse Effect; or, except in accordance with its terms and to the extent no Material Adverse Effect would be reasonably expected to result therefrom, any of the Related Documents shall have been revoked or terminated, or for any reason shall cease to be in full force and effect; or

                  (j) (i) any Governmental Authority shall take any action (A) to displace the management or owners of the Borrower, any Subsidiary of the Borrower or any Facility from carrying on any substantial part of its business or operations or (B) to impair the Borrower or any Subsidiary of the Borrower from performing any of its respective Obligations under this Agreement or any Related Document to which it is a party or (ii) any material Governmental Authorization or Third Party Consent shall have been effectively revoked, rescinded, withdrawn or terminated or otherwise shall cease to be in full force and effect; or

                  (k) any ERISA Event shall have occurred with respect to a Plan of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other such Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of such Person and its ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

                  (l) the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of such Person or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Person and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

                  (m) the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of such Person or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Person and its ERISA Affiliates to all Multiemployer Plans of such Person and its ERISA Affiliates that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

                  (n) (i) any Termination Event set forth in clause (ii), (iv) or (v) of the definition thereof with respect to a Plan of ENA or any of its ERISA Affiliates shall have occurred and, 30 days after notice thereof shall have been given to ENA by the Agent, (A) such Termination Event shall still exist and (B) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $50,000,000; or

                  (ii) ENA or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of such Person that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans of such Person in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000,000; or

                  (iii) ENA or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of such Person that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of ENA and its ERISA Affiliates to all Multiemployer Plans of such Persons which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include December 31, 1997 by an amount exceeding $50,000,000 in the aggregate; or

                  (o) a Change of Control shall have occurred; or

                  (p) an Event of Loss shall have occurred; or

                  (q) a "Special Event" (as defined in any of the Partnership Agreements) shall have occurred; or

                  (r) any of the Facilities shall (i) cease to be a Qualifying Facility, (ii) cease to be eligible for the benefit of the exemptions provided by 18 C.F.R. 292.601 or (iii) cease to be exempt from all regulation under PUHCA and the New Jersey Department of Public Utilities Act of 1948, as amended, unless, in the opinion of the Supermajority Lenders, such occurrence would not reasonably be expected to have a Material Adverse Effect; or

                  (s) the immediate owner of the Borrower, the Borrower or any of the Borrower's Subsidiaries shall fail to satisfy the ownership criteria for a cogeneration facility set forth in

         18 C.F.R ' 292.203(b), unless, in the opinion of the Supermajority Lenders, such failure would not reasonably be expected to have a Material Adverse Effect; or

                  (t) the Borrower or any of the Borrower's Subsidiaries shall abandon any of the Facilities;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; and provided, further, however, that unless and until the Senior Debt has been paid in full or the principal of the Senior Secured Notes has been accelerated pursuant to Section 5.02 of the Indenture, the Required Lenders shall not take any action to accelerate the maturity of the Subordinated Debt pursuant to this Section 6.01 or the Notes.


                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Notes as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking such action. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agents' Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it, shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts selected by it without gross negligence or wilful misconduct; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any certificate or any other document referred to or provided for in, or received under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, or any other document referred to or provided for herein or for any failure by the Borrower to perform any of its obligations hereunder; (d) shall not be responsible for or have any duty to ascertain, inquire into or verify the performance or observance of any of the terms, covenants or conditions of this Agreement or the Notes on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries or Affiliates; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Notes or any other instrument or document furnished pursuant hereto; (f) shall incur no liability under or in respect of this Agreement or the Notes by acting or refraining from acting upon any notice, consent, certificate, resolution, statement, request, order, approval, opinion or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties;
(g) shall not be required to initiate or conduct any litigation or collection proceedings under this Agreement or the Notes; and (h) shall not be under any obligation to undertake or omit to be undertaken any action or duty in connection with this Agreement or the Notes if it does not reasonably believe it has been first provided with an indemnity from parties satisfactory to it (and in addition to any indemnity provided for herein). The Agent shall not be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own gross negligence or willful misconduct.

                  SECTION 7.03. Bank of America and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Bank of America (and any successor acting as Agent) shall have the same rights and powers under this Agreement and the Notes as any other Lender and may exercise the same as though it were not an Agent; and the terms "Lender" and "Lenders" shall, unless otherwise expressly indicated, include Bank of America (or such successor) in its individual capacity. Bank of America (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower or any of its Subsidiaries or Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Affiliate, all as if it were not an Agent, and Bank of America (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from the Borrower or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder (as to which such Agent only shall have the duty to forward what it has received), the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into its possession or that of any of its Affiliates.

                  SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent and its officers, directors, agents and employees (to the extent not promptly reimbursed by the Borrower, but without limiting the obligations of the Borrower hereunder) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent (including by any Lender) in any way relating to or arising out of this Agreement or the Notes, out of any document or transaction contemplated hereunder or hereby or any action taken or omitted by such Agent under this Agreement or the Notes, in each case whether or not such liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement is imposed on, incurred by or asserted against the Agent by the Borrower, its directors, shareholders or creditors or any Lender, or any Lender is a party thereto, and whether or not any Borrowing occurs; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 7.05 shall survive payment in full of the Advances and all other amounts payable under this Agreement and the Notes and the termination of this Agreement.

                  (b) For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders or, if no Advances are at the time outstanding, according to the aggregate Commitments at such time of the respective Lenders. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by such Lender to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 7.06. Successor Agents. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders appoint, or petition any court of competent jurisdiction to appoint, a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After the retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


                                  ARTICLE VIII

                            SUBORDINATION PROVISIONS

                  SECTION 8.01. Subordinated Debt Subordinated to Senior Debt. The Borrower and the Lenders agree that the payment of the Subordinated Debt is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full in cash or cash equivalents of all Senior Debt. This
Article is intended for the benefit of all Persons who hold, or, in reliance on the provisions of this Article, become holders of, or continue to hold, Senior Debt, and each such Person shall be entitled to enforce such provisions.

                  SECTION 8.02. Borrower Not to Make Payments with Respect to Subordinated Debt in Certain Circumstances. (a) Upon the maturity of all of the principal of the Senior Debt by lapse of time, acceleration (unless rescinded or annulled) or otherwise, all Senior Debt shall first be paid in full in cash or cash equivalents, or such payment shall be duly provided for the benefit of the holders of the Senior Debt in cash in a manner satisfactory to all of the holders of such Senior Debt, before any payment (in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)) is made, directly or indirectly, by the Borrower on account of the Subordinated Debt and before the Borrower is entitled to acquire, directly or indirectly, any portion of Subordinated Debt.

                  (b) Upon the occurrence of an "Event of Default" under the Indenture (an "Indenture Default"), then, unless and until such Indenture Default shall have been waived or cured to the reasonable satisfaction of the Required Holders or shall have ceased to exist in the reasonable judgment of the Required Holders, (i) no payment (whether of principal, interest, fees, or other amounts) shall be made, directly or indirectly, by the Borrower on account of the Subordinated Debt and (ii) the Borrower shall not acquire, directly or indirectly, any of the Subordinated Debt. If, during the occurrence and continuance of an Event of Default hereunder due to an Insolvency Event with respect to the Borrower, the holders of the Senior Debt have been prohibited from accelerating the Senior Debt, then such prohibition shall be deemed to constitute an Indenture Default under this Section 8.02(b).

                  (c) In the event that notwithstanding the provisions of this
Section 8.02, the Borrower shall make any payment to any of the Lenders on account of the Subordinated Debt or acquire any of the Subordinated Debt or any of the Lenders shall receive or retain any such payment at any time when such acquisition or payment is prohibited pursuant to clauses (a) and (b) of this
Section 8.02, then, such payment shall be held by such Lender in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them) or their representative under the Indenture, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay in full all Senior Debt in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  SECTION 8.03. Subordinated Debt Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization for the Benefit of Creditors of Borrower. Upon any distribution of assets of the Borrower in any dissolution, winding up, liquidation or reorganization for the benefit of creditors of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the holders of all Senior Debt shall first be entitled to receive payments in full of all amounts in respect of Senior Debt (including without limitation interest accruing after the commencement of any such proceeding at the rate specified in the documentation governing the terms of the Senior Debt) in cash or cash equivalents or in a manner satisfactory to all of its holders before (i) any Lender is entitled to receive any payment (in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)), directly or indirectly, from the Borrower on account of the Subordinated Debt and (ii) the Borrower is entitled to acquire, directly or indirectly, any of the Subordinated Debt;

                  (b) any payment or distribution of assets of the Borrower of any kind or character, (whether in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)), to which any Lender would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the holders of the Senior Debt or their representative under the Indenture (pro rata as to each such holder, on the basis of the respective amounts of unpaid Senior Debt held by each), to the extent necessary to make payment in full of all amounts in respect of the Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Debt, except that the Lenders shall be entitled to receive Replacement Subordinated Securities;

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 8.03, any direct or indirect payment or distribution of assets of the Borrower of any kind or character (whether in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)) shall be received by any Lender on account of the Subordinated Debt or in connection with the acquisition of any Note by the Borrower before all Senior Debt is paid in full in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of the Senior Debt or their representative under the Indenture (pro rata as provided in subsection (b) above), to the extent necessary to make payment in full all unpaid Senior Debt, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Debt, except that the Lenders shall be entitled to receive Replacement Subordinated Securities; and

                  (d) the Borrower shall give prompt written notice to the Agent and the Lenders of any dissolution, winding up, liquidation or reorganization of Borrower.

                  SECTION 8.04. Lenders to be Subrogated to Rights of Holders of Senior Debt. Subject to the payment in full, in cash or cash equivalents, of all Senior Debt, the Lenders shall be subrogated equally and ratably to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Borrower (whether in cash, property or securities or by set-off or otherwise), applicable to the Senior Debt until all amounts owing on the Senior Debt shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of the Borrower or by or on behalf of the Lenders by virtue of this Article which otherwise would have been made to any Lender shall, as between the Borrower, its creditors other than holders of the Senior Debt, and the Lenders be deemed to be payment by the Borrower to or on account of the Subordinated Debt.

                  SECTION 8.05. Subordinated Debt Unconditional. (a) The provisions of this Article are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of the Senior Debt, on the other hand, and nothing contained in this Article or elsewhere in this Agreement is intended to or shall impair as between the Borrower, its creditors other than holders of Senior Debt, and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the principal of interest on the Advances as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article VIII, of the holders of Senior Debt in respect of cash, property, or securities of the Borrower received upon the exercise of such remedy. Upon any distribution of assets of the Borrower referred to in this Article VIII, the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any such distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article VIII.

                  (b) Nothing contained in this Article VIII or elsewhere in this Agreement or in the Notes is intended to or shall affect the obligation of the Borrower to make, or prevent the Borrower from making, at any time except during the pendency of any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Borrower or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, and except during the continuance of any Indenture Default specified in
Section 8.02 (not cured or waived), payments at any time of the principal of or interest on the Notes.

                  SECTION 8.06. Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Senior Debt. The right or interest of any present or future holders of any Senior Debt, and all agreements and obligations of the Lenders under this Article, shall remain in full force and effect irrespective of: (a) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any amendment or waiver of any agreement or instrument related thereto; (b) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release from, amendment or waiver of or consent to departure from any guaranty or other obligation, for all or any of the Senior Debt; (c) any other circumstance which might otherwise constitute a defense available to or discharge of any Lender in respect of the provisions of this Article VIII; or
(d) any act or failure to act on the part of the Borrower or by any act or failure to act by any holder of the Senior Debt, or by any noncompliance by the Borrower with the terms of this Agreement, regardless of any knowledge thereof which any holder of Senior Debt may have or be otherwise charged with.

                  SECTION 8.07. Article Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on any Subordinated Debt by reason of any provision in this Article shall not be construed as preventing the occurrence of an Event of Default under this Agreement.

                  SECTION 8.08. Other Provisions Subject Hereto. Except as expressly stated in this Article VIII, notwithstanding anything contained in this Agreement to the contrary, all provisions of this Agreement are subject to the provisions of this Article VIII. The provisions of this Article VIII shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of Senior Debt is rescinded or must otherwise be returned on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) amend or waive any of the conditions specified in Article III;
(ii) change the number of Lenders or the percentage of (A) the Commitments or
(B) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder;
(iii) reduce or limit the obligations of the Borrower under this Agreement or the Notes; (iv) amend this Section 9.01; (v) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (vi) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (vii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend
Section 2.06; (viii) amend, waive or otherwise modify the provisions of Section
5.01 or 5.02 or of Article III; or (ix) amend, waive or otherwise modify any of the terms of subordination contained in, or any term relating to the date on which any payment may be made under, the Subordinated Loan Agreement or any definitions relating thereto; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the appropriate Agent in addition to the Lenders required above to take such action, affect the rights, immunities or duties of such Agent under this Agreement.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered:

                  (a) if to the Borrower, at its address at 711 Louisiana Street, Suite 3200, Houston, Texas 77002, Telecopier No.:
         (713)345-9702, Telephone No.: (713)345-9709, Attention: Christine Lee;

                  (b) if to any Initial Lender or at its Domestic Lending Office specified opposite its name on Schedule I hereto;

                  (c) if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and

                  (d) if to the Agent, at its address at Bank of America Corporate Center, 100 North Tryon Street, NC1-007-10-07, Charlotte, North Carolina 28255, Telecopier No.: (704) 386-3324, Telephone No.:
         (704) 388-6833, Attention: Laura Ryan;

or, as to the Borrower and each of the Agents, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and each of the Agents. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or privilege hereunder or under any Note shall operate as a waiver thereof or a consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Agent incurred from time to time in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the Notes (including, without limitation, (A) all due diligence, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses) and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities under this Agreement and the Notes, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Lenders in connection with the enforcement of this Agreement and the Notes, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or in any negotiated settlement or workout (including, without limitation, the fees and expenses of counsel for the Agent and each Lender with respect thereto).

                  (b) The Borrower agrees to indemnify and hold harmless the Agent, the Arranger and each Lender and each of their Affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party"), from and against any and all claims, penalties, damages, losses, liabilities, obligations, costs, expenses and disbursements (including, without limitation, reasonable fees and expenses of counsel), joint or several, of any kind or nature whatsoever, that may be imposed upon, incurred by or asserted or awarded against any Indemnified Party, in any way relating to, arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense, action, consent agreement, consent decree, consent order or demand in connection therewith) (i) any of the matters contemplated by this Agreement, including, without limitation, the operation and maintenance of the Facilities by Subsidiaries of the Borrower, (ii) the Commitments of the Lenders and the engagement of the Agent and the Arranger hereunder, (iii) the actual or proposed use of the proceeds of the Advances,
(iv) any information memorandum or the other information prepared or approved by the Borrower or any of its Affiliates and made available to third parties in connection with the transactions contemplated hereby (including, without limitation, arising out of or based upon any misstatement or alleged misstatement of a material fact or omission or alleged omission to state a material fact in any verbal or written communication made in connection with the transactions contemplated hereby made by the Borrower or any of its Subsidiaries), (v) any default or alleged default, or any act or failure to act, or any alleged act or failure to act, by the Borrower in the performance of any of its Obligations under this Agreement, any of the Notes or any Related Documents to which it is a party or any related claim or investigation, litigation or proceeding (including any arising out of any negligence of any Indemnified Party) or (vi) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries, including any of the Facilities, or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such action, consent agreement, consent decree, consent order, demand, investigation, litigation, proceeding or suit is brought by the Borrower or any of its directors, shareholders, creditors or Affiliates or by an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not any of the transactions contemplated hereby are consummated, except to the extent such claim, penalty, damage, loss, liability, obligation, cost, expense or disbursement is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or wilful misconduct; provided, however, that in no event shall the Borrower be liable for any Indemnified Party's loss of profits, business or anticipated savings or for any special, indirect, consequential or punitive damages whatsoever, other than any such losses or damages imposed upon or asserted or awarded against any Indemnified Party by a third party (except to the extent such losses or damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such

Indemnified Party's gross negligence or wilful misconduct). The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its security holders, creditors or Affiliates arising out of, related to or in connection with this Agreement, the Notes, the Related Documents or any of the transactions contemplated hereby or thereby, whether or not any such transaction is consummated, except to the extent that such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or willful misconduct; provided, however, that in no event shall any Indemnified Party be liable to the Borrower or any of its security holders, creditors or Affiliates for any loss of profits, business or anticipated savings or for any special, indirect, consequential or punitive damages whatsoever.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under this Agreement or the Notes, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Agent or any Lender, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.11 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its respective Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by the Initial Lender that the Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder, or any interest herein or therein, without the prior written consent of all of the Lenders.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section
2.09 or 2.11) upon at least three Business Days' notice to such Lender and the Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Advances owing to the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Agent until the Agent shall have notified the Lender that syndication of the Advances hereunder has been completed and (vii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a), the Borrower shall pay to the Agent the applicable processing and recordation fee.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Notes or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or the Notes or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as an agent on its behalf and to exercise such powers and discretion under this Agreement and the Notes as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with its terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii) if not incorporated under the laws of the United States of America or a state thereof, such assignee agrees to deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.11.

                  (d) The Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Advances owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (f) Each Lender may sell participations to one or more Persons (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
Article II and the right of set-off contained in Section 9.05, (iv) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Advances owing to it and its Note or Notes and (vi) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or the Notes, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to comply with the provisions of Section 9.09 with respect to any information received by it from such Lender.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. No such assignment shall release the assigning Lender from its obligations hereunder.

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.09. Confidentiality. The Agent and each Lender (each, a "Lending Party") agree not to disclose without the prior consent of the Borrower any information that the Borrower or any of its Affiliates furnishes to the Agent or any Lender in a writing designated as confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, attorney, independent or internal auditor or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if such disclosure is reasonably incidental to the administration of this Agreement or the Notes, (c) as may be required by any applicable Requirement of Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any Governmental Authority having jurisdiction, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or arbitration,
(h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any Note, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

                  SECTION 9.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 9.11. Governing Law; Entire Agreement. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement and the Notes constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supercede any prior agreements, written or oral, with respect thereto, except that the Fee Letter shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     EAST COAST POWER L.L.C.



                                     By: /s/ Robert J. Licato
                                        ----------------------------------------
                                        Name: Robert J. Licato
                                        Title: Vice President-Operations


                                     Bank of America, N.A., as Agent


                                     By: /s/ Michael F. Hinds
                                        ----------------------------------------
                                     Name:  Michael F. Hinds
                                     Title: Director


                                     Bank of America, N.A., as
                                         Initial Lender


                                     By: /s/ Michael F. Hinds
                                        ----------------------------------------
                                     Name:  Michael F. Hinds
                                     Title: Director

                                     ANNEX A

                                   DEFINITIONS

                  As used in this Annex A, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Additional Notes" has the meaning assigned thereto in the Indenture.

                  "Administrative Expenses" means, for any period with respect to the Borrower or any of its Subsidiaries, administrative and operating expenses of the Borrower or of such Subsidiary, as the case may be, due and payable, or expected to be due and payable, in cash during such period to the extent such expenses are budgeted for such period as set forth in the Annual Operating Budget delivered to the Agent pursuant to Section 3.01 of the Credit Agreement.

                  "Advance" has the meaning specified in Section 2.01 of the Credit Agreement.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to ordinarily, in the absence of contingencies, direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "Agent" means Bank of America, N.A., as agent (together with any successor appointed pursuant to Article VII of the Credit Agreement) for the Lenders.

                  "Agent's Account" means the account of the Agent maintained by the Agent at its office at Bank of America Corporate Center, 101 North Tryon Street, Charlotte, North Carolina 28255, Account No.:
         136621-2250600, Routing No.: ABA No. 053-000-196, Attention: CCS/Agency Services - Lynne Cole (704-386-9068), Reference: East Coast Power L.L.C.

                  "Agreement Value" means, for each Hedge Agreement of any Person, on any date of determination, an amount determined by the Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by such Person or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Person or such Subsidiary was the sole "Affected Party", and (iii) the Agent was the sole party determining such payment amount (with the Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to such Person or any of its Subsidiaries party to such Hedge Agreement determined by the Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to such Person or any of its Subsidiaries party to such Hedge Agreement determined by the Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Person or such Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Person or such Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "Annual Operating Budget" means the annual budget of the Borrower and of each of its Subsidiaries for fiscal year 2000, in substantially the form of Exhibit D to the Credit Agreement, for Administrative Expenses, which shall specify the aggregate amount of Administrative Expenses of the Borrower and of each of its Subsidiaries that are projected to be required during such fiscal year.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means, subject to adjustment pursuant to
         Section 2.06(e) of the Credit Agreement, (a) during the period from the date of the Credit Agreement through the Initial Maturity Date (i) 2.50% per annum for Eurodollar Rate Advances and (ii) 1.50% per annum for Base Rate Advances and (b) thereafter, if the Maturity Date is extended pursuant to Section 3.03 of the Credit Agreement (i) 3.00% per annum for Eurodollar Rate Advances and (ii) 2.00% per annum for Base Rate Advances.

                  "Arranger" means Banc of America Securities LLC.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in accordance with Section 9.07 of the Credit Agreement and in substantially the form of Exhibit C thereto.

                  "Available Cash" means, with respect to any Person for any period (a) the aggregate amount of Revenues of such Person for such period, minus (b) the sum of (i) the aggregate amount of Administrative Expenses of such Person paid in cash by such Person during such period to the extent permitted by the Credit Agreement plus (ii) the aggregate amount of Capital Expenditures of such Person paid in cash by such Person during such period to the extent permitted by the Credit Agreement plus (iii) the aggregate amount of all regularly scheduled payments of principal of and interest on Existing Debt of such Person made by such Person during such period to the extent permitted by the Credit Agreement plus (iv) the aggregate amount of all payments made by such Person during such period to reserve accounts relating to Existing Debt of such Person to the extent required to be made by such Person during such period under the documents governing such Existing Debt to the extent permitted by the Credit Agreement plus (v) the aggregate amount of all taxes paid in cash by such Person during such period plus (vi) in the case of the Borrower, the sum of (A) the aggregate amount of all payments of interest on the Advances made by the Borrower during such period plus
         (B) the aggregate amount of all optional prepayments of Advances made by the Borrower during such period pursuant to Section 2.05(a) of the Credit Agreement

                  "Bank of America" means Bank of America, N.A.

                  "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i) of the Credit Agreement.

                  "Bayonne Financing Agreement" means the Term Loan Agreement dated as of November 1, 1987, between NJ Venture and the Prudential Insurance Company of America, as amended by First Amendment dated as of December 15, 1988 and by Second Amendment dated as of July 31, 1996.

                  "Bayonne Plant" means the 176 megawatt gas-fired, combined cycle cogeneration facility owned by NJ Venture and located on the site of the IMTT Facility in Bayonne, New Jersey, including all equipment related thereto, all fixtures and all parts thereof and all accessions thereto.

                  "Borrower" means East Coast Power L.L.C., a Delaware limited liability company.

                  "Borrowing" means a borrowing consisting of simultaneous Advances made by the Lenders.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York, Charlotte, North Carolina or Houston, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CalPERS" means California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California.

                  "Camden Cogen means Camden Cogen .L.P., a Delaware limited partnership.

                  "Camden Cogen Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Camden Cogen L.P. dated as of February 9, 1993, by and among CT Camden, Robert C. McNair and General Electric Capital Corporation, as amended as of April 1, 1993, December 22, 1993 and February 4, 1999.

                  "Camden Financing Agreement" means the Amendment and Restatement dated as of April 1, 1993, of the Construction and Term Loan Agreement dated as of February 4, 1992, among Camden Cogen and General Electric Capital Corporation, as amended by Amendment No. 1 dated as of December 22, 1993, Amendment No. 2 dated as of July 31, 1998 and Amendment No. 3 dated as of February 4, 1999.

                  "Camden Plant" means the 146 megawatt gas-fired, combined cycle cogeneration facility owned by Camden Cogen and located in Camden, New Jersey, including all equipment related thereto, all fixtures and all parts thereof and all accessions thereto.

                  "Capital Expenditures" means, for any Person for any period, the sum (without duplication for such period or any other period) of
         (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred during such period to finance any expenditures for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that should be, in accordance with GAAP, reflected, when such expenditures are made, as additions to property, plant or equipment on a Consolidated balance sheet of such Person or would have a useful life of more than one year.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated under such Act.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Change of Control" means the occurrence of any of the following:

                           (a) (i) JEDI II shall cease to own 100% of the Equity
                  Interests in ECP Holding or (ii) ECP Holding shall cease to own 51% of the Equity Interests in the Borrower (other than Preferred Interests in the Borrower);

                           (b) the Borrower shall cease to own 100% of the
                  Equity Interests in JEDI Linden NB, JEDI GP Camden, JEDI LP Camden or JEDI Bayonne GP; or

                           (c) JEDI Linden NB shall cease to own (i) 100% of the
                  Equity Interests in JEDI Linden LP or JEDI Linden Inc. or (ii) at least 99% of the Equity Interests in JEDI Linden GP; or

                           (d) JEDI Linden Inc. shall cease to own all of the
                  Equity Interests in JEDI Linden GP not owned by JEDI Linden NB; or

                           (e) JEDI Linden GP shall cease to own 100% of the
                  general partnership interests in Linden Ltd.; or

                           (f) JEDI Linden LP shall cease to own 100% of the
                  limited partnership interests in Linden Ltd.; or

                           (g) Linden Ltd. shall cease to own 100% of the
                  general partnership interests in Linden Venture; or

                           (h) JEDI Camden GP shall cease to own 100% of the
                  general partnership interests in CT Camden; or

                           (i) JEDI Camden LP shall cease to own 100% of the
                  limited partnership interests in CT Camden; or

                           (j) CT Camden shall cease to own 100% of the general
                  partnership interests in Camden Cogen; or (k) JEDI Bayonne GP shall cease to own at least 91.75% of the partnership interests in NJ Venture; or

                           (l) Enron shall cease to own directly or indirectly
                  100% of the Equity Interests in each of ECM II and ECM III (or, with respect to either such Person, 100% of the Equity Interests in a Permitted Enron Substitute); or

                           (m) ECM II (or a Permitted Enron Substitute) shall
                  cease to own 100% of the general partnership interests in JEDI II; or

                           (n) ECM III (or a Permitted Enron Substitute) shall
                  cease to own 50% of the limited partnership interests and 49% of the economic interest in JEDI II; or

                           (o) any change otherwise permitted under any of
                  clauses (a) through (n) above that would reasonably be expected (i) to result in the loss by any of the Facilities of its status as a Qualified Facility, unless, in the opinion of the Supermajority Lenders, such loss of status would not reasonably be expected to have a Material Adverse Effect, or
                  (ii) to cause the Borrower or any of its Subsidiaries to be an "investment company" or an "affiliated person" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  "Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d) of the Credit Agreement as such Lender's "Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04 of the Credit Agreement.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09 of the Credit Agreement.

                  "Credit Agreement" means the $30,000,000 Senior Subordinated Credit Agreement dated as of December 29, 1999, among the Borrower, the Lenders and the Agent, as amended, supplemented or otherwise modified from time to time.

                  "CT Camden" means Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership.

                  "CT Camden Partnership Agreement" means the Agreement of Limited Partnership of CT Camden dated as of July 26, 1991, by and among Cogen Technologies Camden, Inc. and CTLPJV, as amended by First Amendment dated as of December 1, 1991.

                  "CTLPJV" means Cogen Technologies Limited Partners Joint Venture, a Texas general partnership.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services,
         (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,
         (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrants, rights or options to acquire such Equity Interest, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person, and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "ECM II" means Enron Capital Management II Limited Partnership, a Delaware limited partnership and the general partner of JEDI II, or a Permitted Enron Substitute therefor.

                  "ECM III" means Enron Capital Management III Limited Partnership, a Delaware limited partnership and limited partner of JEDI II, or a Permitted Enron Substitute therefor.

                  "ECP Holding" means East Coast Power Holding Company L.L.C., a Delaware limited liability company.

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1 billion; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1 billion; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1 billion, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (e); (f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1 billion; or (h) any other Person approved by the Agent and the Borrower, such approval (except in the case of an Enron Competitor) not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

                  "ENA" means Enron North America Corp., a Delaware corporation.

                  "Enron" means, Enron Corp., an Oregon corporation.

                  "Enron Competitor" means, as of any date of determination, any Person (other than a Financial Institution) that derived more than 5% of its revenues from activities relating to or in connection with Enron Industries, or which otherwise had at least 5% of its operations in Enron Industries (or risk management activities related thereto), in each case in the preceding fiscal year of such Person.

                  "Enron Industries" means, as of any date of determination, the development, operation or ownership of domestic or international energy, electric, water or other infrastructure projects in the natural gas, petroleum and petroleum products, electric utility, electricity or other energy related industries,; provided that none of the foregoing activities or industries shall be an "Enron Industry" unless Enron derived at least 5% of its revenues from or in connection with such activity or industry in its preceding fiscal year.

                  "Environmental Action" means any action, suit, demand, claim, notice of non-compliance or violation, notice of liability or threatened liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and
         (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any statute, law, ordinance, rule, regulation, order, writ, judgment, injunction, decree or judicial or agency interpretation relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, license or other legal authorization required under any Environmental Law.

                  "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to any Person, any entity that for purposes of Title IV of ERISA is a member of the controlled group of such Person, or is under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan of a Person pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan, provided, however, that the occurrence of an event or condition described in Section 4042(a)(4) of ERISA shall be an ERISA Event only if (i) such Person or any of its ERISA Affiliates knows thereof or (ii) the PBGC has notified such Person or any of its ERISA Affiliates that it is considering termination of such Plan on such basis.

                  "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances, an interest rate per annum equal to the rate per annum obtained by dividing:

                           (a) the rate per annum for U.S. dollar deposits for a
                  period equal to (or if there is no equal period, then the period most comparable to) such Interest Period that appears on the page designated Page 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) at approximately 11:00 A.M. (London time) on the date two Business Days prior to the first day of such Interest Period;

                           (b) if no such rate is shown on the page designated
                  Page 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purposes of displaying the British Bankers Association Interest Settlement Rate) at such time, the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum for U.S. dollar deposits for a period equal to (or if there is no equal period, then the period most comparable
                  to) such Interest Period that appear on the display designated "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates for U.S. dollar deposits) at approximately 11:00 A.M. (London time) on the date two Business Days prior to the first day of such Interest Period; or

                           (c) if no such rates so appear on the display
                  designated (i) Page 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying the British Bankers Association Interest Settlement Rate) or (ii) "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates for U.S. dollar deposits) at such date and time, the average (rounded upwards to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) on the date two Business Days before the first day of such Interest Period in immediately available funds in an amount approximately equal to the principal amount of the Eurodollar Rate Advance of such Reference Bank and for a period of time comparable to such Interest Period, by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii) of the Credit Agreement.

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Event of Loss" means (a) the actual or constructive total loss of all or any substantial portion of any of the Facilities, or the appropriation, condemnation, confiscation, nationalization, seizure, forfeiture or expropriation of, or requisition of title to, all or any substantial portion of such Facility, or the requisition by any Governmental Authority for a period exceeding six months of the use of all or a substantial portion of such Facility; (b) the loss, destruction or damage of, or appropriation, condemnation, confiscation, nationalization, seizure, forfeiture or expropriation of, or requisition of title to, or requisition by any Governmental Authority of the use of, such portion of such Facility as shall render such Facility unable to operate at substantially its designed level of output or as a Qualifying Facility on a commercially reasonable basis unless (in a situation in which clauses (a) and (c) are not applicable)
         (i) no Event of Default shall have occurred and be continuing at the time of occurrence of any of the events specified above in this clause
         (b) and (ii) in the reasonable opinion of the Supermajority Lenders,
         (A) no Material Adverse Effect would reasonably be expected to result from such occurrence, (B) it is feasible to restore, rebuild or replace the affected portion of such Facility, and (C) sufficient funds are or will be available (1) to restore, rebuild or replace the affected portion of such Facility so that such Facility will be able to operate at substantially its designed level of output and to operate as a Qualifying Facility within 18 months after the occurrence of such Event of Loss and (2) to pay all principal of and interest on the then outstanding Advances and to pay all other amounts due or to become due under the Credit Agreement until such restoration, rebuilding or replacement is completed; (c) any of the Facilities, JEDI II, the Borrower or any of the Borrower's Subsidiaries is subject to being deemed by any Governmental Authority having jurisdiction to be, or is subject to regulation as, an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any law, rule or regulation of any Governmental Authority, unless, in the reasonable opinion of the Supermajority Lenders, a Material Adverse Effect would not reasonably be expected to result therefrom; (d) a change shall have occurred after the date hereof in any applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof which, in the opinion of the Required Lenders, would make any of the Related Documents subject to cancellation, suspension or termination, which cancellation, suspension or termination, in the opinion of the Required Lenders, would reasonably be expected to have a Material Adverse Effect; or (e) an event of force majeure or other event or condition shall exist which permits or requires any party to any of the Related Documents to cancel, suspend or terminate its performance thereunder in accordance with the terms thereof or which could excuse any such party from liability for non-performance thereunder, unless (i) the parties to such Related Documents shall have effectively waived the condition giving rise to such right or requirement with respect to such cancellation, suspension, termination or release from liability, or
         (ii) in the opinion of the Required Lenders, such cancellation, suspension, termination or release from liability would not reasonably be expected to have a Material Adverse Effect.

                  "Events of Default" has the meaning specified in Section 6.01 of the Credit Agreement.

                  "Existing Debt" has the meaning specified in Section 4.01(x) of the Credit Agreement.

                  "Existing Financing Agreements" means, collectively, the Linden Financing Agreement, the Camden Financing Agreement and the Bayonne Financing Agreement.

                  "Extended Maturity Date" means December 29, 2000.

                  "Facilities" means the Bayonne Plant, the Camden Plant and the Linden Plant.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fee Letter" means the fee letter dated December 7, 1999, among the Borrower, the Arranger and the Agent, as amended, supplemented or otherwise modified from time to time.

                  "FERC" means the Federal Energy Regulatory Commission or any successor or analogous federal Governmental Authority.

                  "Financial Institution" means any Person that is, or whose principal business is that of, a bank holding company, insurance holding company, savings and loan holding company, commercial or savings bank, central bank, finance, investment or insurance company, savings and loan association or company, or private or governmental employee benefit plan, together, in each case with their respective Subsidiaries and Affiliates.

                  "First Amendment" means the First Amendment to First Amended and Restated Credit and Subordination Agreement, dated as of December 29, 1999, between the Borrower and ENA.

                  "GAAP" has the meaning specified in Section 1.03 of the Credit Agreement.

                  "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "Hazardous Materials" means (a) petroleum or petroleum products or any by-products or derivatives thereof, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Indenture" means the Indenture dated April 20, 1999, between the Borrower and the Trustee.

                  "Initial Lender" means Bank of America.

                  "Initial Maturity Date" means June 29, 2000.

                  "Insolvency Event" means, with respect to any Person, (a) the declaration or commencement of insolvency or bankruptcy proceedings by, or the commencement of such proceedings against, such Person, (b) the appointment of a receiver, trustee custodian or similar official with respect to such Person or (c) the liquidation, reorganization, dissolution, winding up, arrangement, protection, relief, composition or similar proceeding in respect of such Person or any of its Obligations.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period
                  with respect to any Advances that ends after the Maturity
                  Date;

                           (b) no more than three Interest Periods shall be
                  outstanding at any time;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day,; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause
         (i) or (j) of the definition of "Debt" in respect of such Person.

                  "ISRA" means the New Jersey Industrial Site Recovery Act, as amended.

                  "JEDI Bayonne GP" means JEDI Bayonne GP, L.L.C., a Delaware limited liability company and wholly owned Subsidiary of the Borrower.

                  "JEDI Camden GP" means JEDI Camden GP, L.L.C., a Delaware limited liability company and wholly owned Subsidiary of the Borrower.

                  "JEDI Camden LP" means JEDI Camden LP, L.L.C., a Delaware limited liability company and wholly owned Subsidiary of the Borrower.

                  "JEDI Linden GP" means JEDI Linden GP, L.L.C., a Delaware limited liability company and 99% owned Subsidiary of JEDI Linden NB.

                  "JEDI Linden Inc." means JEDI Linden, Inc., a Delaware corporation and wholly owned Subsidiary of JEDI Linden NB.

                  "JEDI Linden LP" means JEDI Linden LP, L.L.C., a Delaware limited liability company and wholly owned Subsidiary of JEDI Linden NB.

                  "JEDI Linden NB" means JEDI Linden NB, L.L.C., a Delaware limited liability company and wholly owned Subsidiary of the Borrower.

                  "JEDI II" means Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership.

                  "JEDI II Partnership Agreement" means the Partnership Agreement of JEDI II dated as of December 30, 1997, by and among ECM II, ECM III and CalPERS, as amended, waived or other modified to the extent any such amendment, waiver or other modification does not constitute a JEDI II Event of Default.

                  "Lenders" means the Initial Lender and each Person that shall become a Lender hereunder pursuant to Section 9.07 of the Credit Agreement.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Linden Financing Agreement" means the Amended and Restated Term Loan Agreement dated as of September 15, 1992, between Linden Ltd. and the Owner Trustee, as amended by First Amendment dated as of April 30, 1993 and Second Amendment dated as of February 4, 1999.

                  "Linden Ltd." means Cogen Technologies Linden, Ltd., a Texas limited partnership.

                  "Linden Ltd. Partnership Agreement" means the Agreement of Limited Partnership of Linden Ltd. dated as of June 28, 1989, by and between RCM Holdings and CTLPJV, as amended as of February 14, 1990, July 31, 1990 and February 4, 1999.

                  "Linden Plant" means the 715 megawatt gas-fired, combined cycle cogeneration facility owned by Linden Venture and located in Linden, New Jersey on the site of the Bayway Refinery facility, including all equipment related thereto, all fixtures and all parts thereof and all accessions thereto.

                  "Linden Venture" means Cogen Technologies Linden Venture, L.P., a Delaware limited partnership.

                  "Linden Venture Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Cogen Technologies Linden Venture, L.P. dated as of September 15, 1992, by and among Linden Ltd., Robert C. McNair and the Owner Trustee, as amended as of April 30, 1993 and February 4, 1999.

                  "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System (or any successor or replacement regulation).

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries or any Facility, either individually or taken together.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries or any Facility, either individually or taken together,
         (b) the rights and remedies of any Agent or any Lender under the Credit Agreement or any of the Notes or (c) the ability of the Borrower to perform its Obligations under the Credit Agreement or the Notes.

                  "Material Contract" means, collectively, (a) the contracts set forth on Schedule 4.01(y) of the Credit Agreement and (b) each other contract of the Borrower or any of its Subsidiaries involving aggregate consideration payable to or by the Borrower or such Subsidiary of $10,000,000 or more in any fiscal year of such Person or which is otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person or the ability of the Borrower to perform any of its Obligations under the Credit Agreement or the Notes.

                  "Maturity Date" means the Initial Maturity or, if the Maturity Date is extended pursuant to Section 3.03 the Credit Agreement, the Extended Maturity Date.

                  "Multiemployer Plan" means, in respect of any Person, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means, in respect of any Person, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that
         (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one entity other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, the cash proceeds received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person or any of its Affiliates in connection with such transaction after deducting therefrom only (without duplication) (a) commercially reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or the Borrower or any Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

                  "NJ Venture" means Cogen Technologies NJ Venture, a New Jersey general partnership.

                  "NJ Venture Partnership Agreement" means the Amended and Restated Joint Venture Agreement of Cogen Technologies NJ Venture dated as of August 25, 1986, by and among Cogen Technologies NJ, Inc., Enron Cogeneration Five Company, Bayonne Inc., CEA Bayonne, Inc. (the name of which was changed to PSEG Bayonne Inc. and was recently merged into Cogen Technologies NJ, Inc.), PSVO Bayonne, Inc. and Transco Cogeneration Company.

                  "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A to the Credit Agreement, evidencing the indebtedness of the Borrower to such Lender resulting from the Advances payable to such Lender by the Borrower, as amended, supplemented or otherwise modified from time to time.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Credit Agreement and the Notes include (a) any obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under the Credit Agreement and the Notes and
         (b) any obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Other Taxes" has the meaning specified in Section 2.11(b) of the Credit Agreement.

                  "Owner Trustee" means State Street Bank and Trust Company of Connecticut National Association, as trustee under a Trust Agreement dated as of December 28, 1990, between State Street Bank and Trust Company of Connecticut National Association and Linden Owner Partnership, a Delaware partnership.

                  "Partnership Agreements" means, collectively, the Linden Ltd. Partnership Agreement, the Linden Venture Partnership Agreement, the Camden Cogen Partnership Agreement, the CT Camden Partnership Agreement and the NJ Venture Partnership Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Permitted Enron Substitute" means a direct or indirect wholly owned Subsidiary of Enron that (a) has been substituted for ECM II or ECM III, as the case may be, and admitted as the sole general partner or a limited partner, respectively, of JEDI II in accordance with the JEDI II Partnership Agreement and (b) has assumed all Obligations of such substituted Person under the JEDI II Partnership Agreement (and, in the case of ECM II, at any time prior to the termination of the General Partner Undertaking in accordance with its terms) pursuant to a written agreement.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Power Purchase Agreements" means, collectively, (a) the Power Purchase Agreement dated as of April 14, 1989, by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies, Inc., as assigned by Cogen Technologies, Inc. to Linden Ltd. with the consent of Consolidated Edison Company of New York, Inc. on August

         3, 1989 and as further assigned by Linden Ltd. to Linden Venture with the consent of Consolidated Edison Company of New York, Inc. on December 22, 1989, and as amended as of September 17, 1990 and as of December 22, 1993, (b) the Power Purchase and Interconnection Agreement dated as of April 15, 1988, by and between Public Service Electric and Gas Company and Camden Cogen, as amended as of June 12, 1990 and as of August 21, 1990, (c) the Power Purchase and Operations Coordination Agreement dated as of June 5, 1989, by and between Public Service Electric and Gas Company and NJ Venture and (d) the Agreement for Purchase of Electric Power dated as of October 29, 1985, by and between Cogen Technologies NJ, Inc. and Jersey Central Power & Light Company, as amended as of September 5, 1986, as assigned to NJ Venture as of September 8, 1986 and as amended as of August 1, 1988.

                  "Preferred Interest" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's assets, whether by dividend or upon liquidation or otherwise.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

                  "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended, and the regulations thereunder.

                  "Qualifying Facility" means a cogeneration facility meeting all of the requirements for a "qualifying cogeneration facility" set forth in PURPA and in Part 292 of the rules and regulations of FERC under PURPA.

                  "Redeemable" means, with respect to any Equity Interest, Debt or other right or Obligation, any such Equity Interest, Debt or other right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Reference Banks" means Bank of America, Citibank, N.A., and The Chase Manhattan Bank.

                  "Refinancing" means the offering, issue and private sale by the Borrower of debt securities of the Borrower (the "Refinancing Securities") to Persons other than Affiliates of the Borrower for the purpose, among other things, of refinancing all or any portion of the principal amount of the Advances and paying interest accrued thereon and all fees, expenses, commissions and other amounts payable by the Borrower under the Credit Agreement and in connection with the Refinancing.

                  "Refinancing Securities" has the meaning specified in the definition of "Refinancing".

                  "Register" has the meaning specified in Section 9.07(d) of the Credit Agreement.

                  "Related Documents" means the Partnership Agreements, the Power Purchase Agreements, the Steam Sales Contracts, the Existing Financing Agreements and each Material Contract to which the Borrower or any of its Subsidiaries is a party.

                  "Replacement Subordinated Securities" means any securities or notes that are received by any of the Lenders in exchange for or in replacement of all or a portion of the Subordinated Debt to the extent that such exchanged or replacement securities or notes are subordinated to the Senior Debt to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt pursuant to Article VIII of the Credit Agreement.

                  "Required Holders" means at any time Holders (as defined in the Indenture) of at least a majority in interest of the aggregate principal amount of the Senior Secured Notes.

                  "Required Lenders" means at any time Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Advances outstanding at such time, or, if no such principal amount is outstanding at such time, Lenders holding at least a majority in interest of the aggregate of the Commitments.

                  "Requirements of Law" means, with respect to any Person, all laws, statutes, treaties, rules, regulations, determinations, orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties or assets.

                  "Responsible Officer" means any officer (or other person performing the equivalent functions) of the Borrower or any of its Subsidiaries.

                  "Revenues" means, with respect to any Person, all dividends, interest, principal, fees, profits, receipts, bonuses, premiums, income, cash, distributions (in cash or other property), damages, indemnity or other awards and other property, assets and amounts received by or distributed to such Person (or any of its Affiliates) from time to time (including, without limitation, net payments received by such Person under Hedge Agreements) from any source, including, without limitation, in respect of or in exchange for any or all of the Equity Interests of such Person in any of its Subsidiaries.

                  "Senior Debt" means all obligations of the Borrower now or hereafter existing under the Senior Secured Notes (whether created directly or acquired by assignment or otherwise), whether for principal or interest (including, without limitation, interest, as provided in the Senior Secured Notes and the Indenture, accruing after the filing of a petition initiating any proceeding referred to in Section 2.15(b), whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

                  "Senior Secured Notes" means the 6.737% Senior Secured Notes due 2008, the 7.066% Senior Secured Notes due 2012, the 7.536% Senior Secured Notes due 2017 and any Additional Notes, in each case issued or to be issued by the Borrower under, and subject to the conditions and limitations contained in, the Indenture.

                  "Single Employer Plan" means, in respect of any Person, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that
         (a) is maintained for employees of such Person or any of its ERISA Affiliates and no entity other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Steam Sales Contracts" means, collectively, (a) the Agreement for the Sale of Steam dated as of August 1, 1990, between Linden Venture and Exxon Corporation, as amended and restated as of January 1, 1999, by and between Linden Venture and Infineum USA L.P.; (b) the Agreement for the Sale of Steam dated as of April 8, 1993, between Linden Venture and Bayway Refining Company; (c) the Energy Purchase Agreement dated as of December 18, 1989, between Camden Cogen and Camden Paperboard Corporation; (d) the Agreement for the Sale of Steam and Electricity from a Cogeneration Plant dated as of June 13, 1985, between Cogen Technologies NJ, Inc. and IMTT-Bayonne; and (e) the Agreement for the Sale of Steam from a Cogeneration Plant dated as of February 27, 1987, between NJ Venture and Exxon Company, U.S.A., as amended as of August 21, 1988 and as assigned to General Electric Power Funding Corporation pursuant to an assignment agreement dated as of February 27, 1987, by and between NJ Venture and General Electric Power Funding Corporation.

                  "Subordinated Debt" means all obligations of the Borrower now or hereafter existing under the Credit Agreement and the Notes (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest, as provided in the Credit Agreement and the Notes, accruing after the filing of a petition initiating any proceeding referred to in Section 2.15(b) whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

                  "Subordinated Loan Agreement" means the First Amended and Restated Credit and Subordination Agreement dated as of April 20, 1999, between Enron North America Corp. and the Borrower, as amended by the First Amendment.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Supermajority Lenders" means, at any time, Lenders owed or holding at least 66-2/3% of the aggregate principal amount of the Advances outstanding at such time, or, if no such principal amount is outstanding at such time, Lenders holding at least 66-2/3% of the aggregate of the Commitments.

                  "Taxes" has the meaning specified in Section 2.11(a) of the Credit Agreement.

                  "Termination Date" means the earlier of June 30, 2000, and the date of termination in whole of the Commitments pursuant to Section
         2.04 or Section 6.01.

                  "Termination Event" means (a) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of ENA or any ERISA Affiliate from a Multiemployer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by ENA or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Trustee" means The Bank of New York, as trustee (together with any successor appointed pursuant to Article Six of the Indenture) for the holders of Senior Debt.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "Unused Commitment" means, with respect to any Lender at any time, such Lender's Commitment at such time minus the aggregate principal amount of all Advances made by such Lender.

                  "Voting Interests" means shares of capital stock issued by a corporation, or any other Equity Interest in or issued by any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Welfare Plan" means, with respect to any Person, a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of such Person or in respect of which such Person could have liability.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "Year 2000 Compliant" has the meaning specified in Section 4.01(cc) of the Credit Agreement.

                  "Year 2000 Problem" has the meaning specified in Section 4.01(cc) of the Credit Agreement.

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES


=================================================================================================
                                   Domestic                Eurodollar
                                   Lending                  Lending
  Name of Initial Lender            Office                   Office              Commitment
=================================================================================================
  Bank of America, N.A.       100 North Tryon St.     100 North Tryon St.       $30,000,000
                              Charlotte, NC  28255    Charlotte, NC  28255
=================================================================================================

                                    EXHIBIT A

                                  FORM OF NOTE

U.S.$_______________                                           Dated:  _________


                  FOR VALUE RECEIVED, the undersigned, East Coast Power L.L.C., a limited liability company organized under the laws of Delaware (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Advances (as defined below) owing to the Lender by the Borrower pursuant to the Senior Subordinated Credit Agreement dated as of December 29, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto and Bank of America, N.A., as Agent for the Lenders, on the Maturity Date.

                  The Borrower promises to pay to ___________________ or its registered assigns interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Bank of America, N.A., as Agent, at 100 North Tryon Street, Charlotte, North Carolina 28255, in same day funds. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (each, an "Advance") by the Lender to the Borrower in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                            EAST COAST POWER L.L.C.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


=================== ======================= ======================= ======================= ========================
                                                  Amount of                 Unpaid
                          Amount of             Principal Paid             Principal               Notation
       Date                Advance                or Prepaid               Balance                  Made By
=================== ======================= ======================= ======================= ========================

------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


------------------- ----------------------- ----------------------- ----------------------- ------------------------


=================== ======================= ======================= ======================= ========================

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING



Bank of America, N.A., as Agent under
the Credit Agreement referred to below
Bank of America Corporate Center
101 North Tryon Street
10th Floor                                                    [Date]
Charlotte, North Carolina 28255


              Attention:  _______________


Ladies and Gentlemen:

                  The undersigned refers to the Senior Subordinated Credit Agreement dated as of December 29, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders party thereto, and Bank of America, N.A., as Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to the Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

         (a)  The Business Day of the Proposed Borrowing is _________ __, ____.

         (b)  The aggregate amount of the Proposed Borrowing is $______________.

         (c) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances][Eurodollar Rate Advances and the initial Interest Period for each such Advance is [three] [six] months].

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (a) the representations and warranties contained in the Credit Agreement are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date; and

                  (b) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.


                                              Very truly yours,

                                              EAST COAST POWER L.L.C.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Senior Subordinated Credit Agreement dated as of December 29, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among East Coast Power L.L.C., a limited liability company organized under the laws of Delaware (the "Borrower"), the Lenders party thereto and Bank of America, N.A., as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the Notes or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under Credit Agreement or the Notes or any other instrument or document furnished pursuant thereto; and (d) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the Notes as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches any U.S. Internal Revenue Service forms required under Section 2.11 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers hereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


         Percentage interest assigned:.................................................................__________%

         Assignee's Commitment:........................................................................$_________

         Aggregate outstanding principal amount of:

                  Advances assigned....................................................................$_________

         Principal amount of Note payable to Assignee..................................................$_________

         Principal amount of Note payable to Assignor..................................................$_________

         Effective Date (if other than date of acceptance by Agent): ___________


                                                [NAME OF ASSIGNOR], as Assignor


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                 Dated: _____________

                                                 [NAME OF ASSIGNEE], as Assignee


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                  Dated:

------------------
1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                                  Domestic Lending Office:

                                                  Eurodollar Lending Office:


Accepted [and Approved] this ____
day of ___________, ___

Bank of America, N.A., as Agent


By:
   -------------------------------
   Name:
   Title:

[Approved this ____ day
of _____________, ____


EAST COAST POWER L.L.C.


By:
   -------------------------------
   Name:
   Title:]**

------------------
2 Required if the Assignee is an Eligible Assignee solely by reason of clause (h) of the definition thereof.